Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the registration of (i) 675,049 shares of the common stock (the “Common Stock”) of DSP Group, Inc., $0.001 par value, reserved for issuance under the 2003 Israeli Share Incentive Plan, (ii) 500,000 shares of the Common Stock reserved for issuance under the 1993 Employee Stock Purchase Plan, and (iii) 350,000 shares of the Common Stock reserved for issuance under the 2012 Equity Incentive Plan, of our report dated March 15, 2012, with respect to the consolidated financial statements of DSP Group, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2011, its schedule and the effectiveness of internal control over financial reporting of DSP Group, Inc., filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global

August 9, 2012

Tel-Aviv, Israel